2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

PEBBLEBROOK HOTEL TRUST REPORTS FIRST QUARTER RESULTS
PRO FORMA REVPAR INCREASED 8.4 PERCENT; PRO FORMA HOTEL EBITDA ROSE 29.0 PERCENT

BETHESDA, MD, APRIL 26, 2012 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the quarter ended March 31, 2012. The Company’s results include the following:

	First Quarter
	2012	2011
	($ in millions except per share, RevPAR and margin data)
Net income (loss) to common shareholders	$(7.2)	$(3.6)
Net income (loss) per diluted share	$(0.14)	$(0.09)
Pro forma RevPAR	$142.34	$131.25
Pro forma Hotel EBITDA(1)	$17.1	$13.3
Pro forma Hotel EBITDA Margin	18.4%	15.3%
Adjusted EBITDA(1)	$14.0	$6.4
Adjusted FFO(1)	$5.5	$3.4
Adjusted FFO per diluted share(1)	$0.11	$0.08

(1) See tables later in this press release for a description of pro forma information and reconciliations from net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

“First quarter operating results for our portfolio greatly benefitted from the continued strength in business and leisure transient travel, as well as growing inbound international travel, despite concerns with the global economy,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust.

“We’re very pleased with the performance of our portfolio, especially given the significant amount of capital renovation projects that were in progress during the quarter, which negatively impacted our operating results even more than we had expected. This demonstrates the strength of our markets and our properties, and we remain very encouraged that these healthy trends will continue throughout 2012.”

First Quarter Highlights

▪
Pro forma RevPAR, ADR and Occupancy: Pro forma room revenue per available room (“Pro forma RevPAR”) in the first quarter of 2012 increased 8.4 percent over the same period of 2011 to $142.34. Pro forma average daily rate (“Pro forma ADR”) grew 2.3 percent from the first quarter of 2011 to $191.90. Pro forma Occupancy rose 6.0 percent to 74.2 percent.

▪
Pro forma Hotel EBITDA: The hotels generated $17.1 million of Pro forma Hotel EBITDA for the quarter ended March 31, 2012, climbing 29.0 percent compared to the same period of 2011. Pro forma Hotel Revenues increased 7.0 percent, while Pro forma Hotel Expenses rose just 3.1 percent. As a result, Pro forma Hotel EBITDA Margin grew to 18.4 percent for the quarter ended March 31, 2012, representing an increase of 314 basis points as compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA increased to $14.0 million from $6.4 million in the prior year period, an increase of $7.6 million, or 118 percent.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed to $5.5 million from $3.4 million in the prior year period, an increase of 63 percent.

▪
Capital Investments: During the first quarter of 2012, the Company invested $17.4 million of capital throughout its portfolio, including $5.5 million at the Westin Gaslamp Quarter, $2.7 million at the Sheraton Delfina and $1.9 million at the Hotel Monaco Seattle.

▪
Dividends: On March 15, 2012, the Company declared a $0.12 per share quarterly dividend on its common shares, a $0.4921875 per share quarterly dividend on its 7.875% Series A Cumulative Redeemable Preferred Shares and a $0.50 per share quarterly dividend on its 8.0% Series B Cumulative Redeemable Preferred Shares.

“We were able to increase Hotel EBITDA 29 percent over the prior year and improve operating margins by 314 basis points during the quarter despite significant negative impact from renovations at several hotels,” noted Mr. Bortz. “This is a direct result of the hard work by our asset managers and our hotel operators, who work collaboratively to implement our best practices and improve our operating strategies and efficiencies. We expect significant improvements to our operating profitability as we implement our best practices and identify new areas of opportunity throughout 2012 and over the next several years.”

Capital Reinvestment

During the first quarter, the Company reinvested $17.4 million in capital improvements throughout the Company’s portfolio. The Company’s capital investments included $5.5 million at the Westin Gaslamp Quarter, $2.7 million at the Sheraton Delfina, $1.9 million at the Hotel Monaco Seattle and $0.8 million at the Argonaut Hotel.

The comprehensive three-year renovation and redevelopment of the Westin Gaslamp Quarter is now in its third and final phase, which involves the hotel’s ground floor and includes the exterior, porte cochère, lobby, lounge and restaurant. This stage of the renovation commenced in October 2011 and is expected to be completed in May 2012.

In January, the Company commenced a comprehensive $8.8 million renovation of the Sheraton Delfina,

which includes the hotel’s guest rooms, corridors, meeting rooms, lobby and public space. This project is also expected to be completed in May 2012.

Comprehensive renovation and refurbishment projects were also underway at two of the Company’s other hotels: the $5.0 million renovation at the Hotel Monaco Seattle and the $3.3 million renovation at the Argonaut Hotel. Both renovations involved renovating the guest rooms, corridors, lobby and meeting space of each hotel. The Argonaut Hotel’s renovation was completed in February 2012 and the Hotel Monaco Seattle’s improvements will be complete in early May 2012.

“The capital investment programs at the Westin Gaslamp Quarter, Sheraton Delfina, Monaco Seattle and Argonaut Hotel, and the renovations recently completed at the Grand Minneapolis, Sir Francis Drake, DoubleTree Bethesda and InterContinental Buckhead present a substantial opportunity to increase RevPAR penetration and generate higher room rates, which should produce substantially improved profitability and cash flow at these properties,” continued Mr. Bortz. “Early guest reviews and results at all of the properties have been very encouraging.”

Acquisitions

On April 4, 2012, the Company acquired the Hotel Milano for $29.8 million. The 108-room, full-service hotel is located in the South of Market and Convention Center submarket of San Francisco, California. The Company plans to invest between $8.0 and $10.0 million to completely renovate and reposition the hotel, including all guest rooms, bathrooms, the lobby, meeting space, the fitness facility, lounge and the restaurant. The hotel’s improvement program is expected to commence in the fourth quarter of 2012 and be complete by the second quarter of 2013.

“We’re thrilled with the acquisition of the Hotel Milano in the highly desirable and resurgent San Francisco market,” commented Mr. Bortz. “We’re confident that the comprehensive renovation and repositioning of the hotel will allow us to take advantage of its fantastic location in this growing area of San Francisco, just two blocks from the convention center, adjacent to the Westfield San Francisco Centre and immediately south of Market Street.”

Balance Sheet

As of March 31, 2012, the Company had $211.1 million in consolidated debt and $280.6 million in unconsolidated, non-recourse debt at weighted average interest rates of 4.8 percent and 3.2 percent, respectively. The Company had no outstanding balance on its $200.0 million senior unsecured credit facility. As of March 31, 2012, the Company had $45.2 million of consolidated cash, cash equivalents and restricted cash and $17.3 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent pro rata interest in the Manhattan Collection, a joint venture with affiliates of Denihan Hospitality Group that owns six upper upscale hotels in Manhattan, New York. The weighted average number of fully diluted common shares and units outstanding for the quarter ended March 31, 2012 was 52.0 million.

On March 31, 2012, as defined by the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.1 times, total net debt to trailing 12 month Corporate EBITDA was 4.7 times and total debt to total assets ratio was 28 percent. Excluding the Manhattan Collection, the Company’s fixed charge coverage ratio was 2.0 times, net debt to trailing 12 month Corporate EBITDA was 2.6 times and total debt to total assets ratio was 17 percent.

Capital Markets

During the first quarter of 2012, the Company completed several capital transactions to help fund strategic growth and maintain its strong balance sheet.

▪
On January 11, 2012, the Company executed a $46.0 million non-recourse, secured loan at a fixed annual interest rate of 4.36 percent and a term of five years. The loan is collateralized by a first mortgage on the 183-room Hotel Monaco Washington, DC.

•
On February 1, 2012, the Company repaid the $56.1 million loan secured by the 306-room Sofitel Philadelphia with proceeds from the Company’s unsecured credit facility and available cash on its balance sheet.

▪
On February 15, 2012, the Company executed a $47.0 million non-recourse, secured loan at a fixed annual interest rate of 4.25 percent and a term of five years. The loan is collateralized by a first mortgage on the 252-room Argonaut Hotel in San Francisco, CA.

▪	During the first quarter of 2012, the Company issued 1,407,079 common shares under its ATM offering program at an average net price of $23.04 per share, for total net proceeds of $31.9 million.

“We’re very pleased with our ongoing ability to access the debt and equity markets,” commented Raymond D. Martz, Chief Financial Officer of Pebblebrook Hotel Trust. “The continued support from our investors and banking relationships has allowed us to further strengthen our balance sheet, maintain our targeted leverage levels and lower our overall cost of capital while also providing capacity for acquisitions.”

2012 Outlook

The Company is amending its 2012 outlook to the following:

	2012 Outlook
	Low	High
	($ in millions except per share and RevPAR data)
Net income (loss) to common shareholders	$5.5	$9.5
Net income (loss) per diluted share	$0.10	$0.18
Adjusted EBITDA	$111.0	$115.0
Adjusted FFO	$63.0	$67.0
Adjusted FFO per diluted share	$1.18	$1.26

This 2012 outlook is based on the following estimates and assumptions:

U.S. GDP Growth	2.0%	2.5%
U.S. Hotel Industry RevPAR Growth	6.0%	8.0%
Portfolio RevPAR	$173	$176
Portfolio RevPAR Growth	8.0%	10.0%
Portfolio Hotel EBITDA	$123.0	$127.0
Portfolio Hotel EBITDA Margin	27.5%	28.0%
Portfolio Hotel EBITDA Margin Growth	250 bps	300 bps
Corporate cash general and administrative expenses	$10.0	$10.5
Corporate non-cash general and administrative expenses	$3.5	$3.7
Total capital investments related to renovations, capital maintenance and return on investment projects	$50.0	$60.0
Weighted average fully diluted shares and units	53.2	53.2

The Company’s 2012 outlook includes the effects of its 49 percent pro rata interest in the Manhattan

Collection.

The Company’s outlook for the second quarter 2012 is as follows:

Second Quarter 2012 Outlook
Low	High
($ in millions except per share and RevPAR data)

Portfolio RevPAR	$181	$184
Portfolio RevPAR Growth	10.0%	12.0%
Portfolio Hotel EBITDA	$32.5	$34.5
Portfolio Hotel EBITDA Margin	29.4%	29.9%
Portfolio Hotel EBITDA Margin Growth	300 bps	350 bps
Adjusted EBITDA	$28.8	$30.8

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, April 27, 2012, at 9:00 AM EDT. To participate in the conference call, please dial (888) 233-7992 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate     investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full service hotels located in urban markets in major gateway cities. The Company owns 21 hotels, comprised of 15 wholly owned hotels, with a total of 3,920 guest rooms and a 49 percent joint venture interest in six hotels with 1,733 guest rooms. The Company owns, or has an ownership interest in, hotels located in nine states and the District of Columbia, including 14 markets: San Diego, California; San Francisco, California; Santa Monica, California; West Hollywood, California; Washington, DC; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit www.pebblebrookhotels.com.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin Growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this release is as of April 26, 2012. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

###

Additional Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheet
(In thousands, except share and per-share data)

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Investment in hotel properties, net	$1,133,851	$1,127,484
Investment in joint venture	168,170	171,765
Ground lease asset, net	10,448	10,502
Cash and cash equivalents	36,364	65,684
Restricted cash	8,815	9,469
Hotel receivables (net of allowance for doubtful accounts of $60 and $71, respectively)	15,199	11,312
Deferred financing costs, net	3,660	3,487
Prepaid expenses and other assets	18,869	16,929
Total assets	$1,395,376	$1,416,632

LIABILITIES AND SHAREHOLDERS’ EQUITY

Senior unsecured revolving credit facility	$—	$—
Mortgage debt	211,062	251,539
Accounts payable and accrued expenses	31,770	33,333
Advance deposits	6,142	4,380
Accrued interest	929	1,000
Distribution payable	10,206	10,032
Total liabilities	260,109	300,284
Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference of $225,000 at March 31, 2012 and December 31, 2011), 100,000,000 shares authorized; 9,000,000 shares issued and outstanding at March 31, 2012 and at December 31, 2011	90	90
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 52,219,193 issued and outstanding at March 31, 2012 and 50,769,024 issued and outstanding at December 31, 2011	522	508
Additional paid-in capital	1,175,102	1,142,905
Accumulated deficit and distributions	(43,781)	(30,252)
Total shareholders’ equity	1,131,933	1,113,251
Non-controlling interests	3,334	3,097
Total equity	1,135,267	1,116,348
Total liabilities and equity	$1,395,376	$1,416,632

Pebblebrook Hotel Trust
Consolidated Statements of Operations
(In thousands, except share and per-share data)

	Three months ended March 31,
	2012	2011
	(Unaudited)
REVENUES:
Hotel operating revenues:
Room	$46,855	$25,559
Food and beverage	25,524	14,787
Other operating	5,095	2,319
Total revenues	77,474	42,665

EXPENSES:
Hotel operating expenses:
Room	13,493	7,641
Food and beverage	19,703	10,860
Other direct	2,751	1,161
Other indirect	22,146	13,076
Total hotel operating expenses	58,093	32,738
Depreciation and amortization	9,689	4,797
Real estate taxes, personal property taxes and property insurance	4,007	1,923
Ground rent	420	246
General and administrative	3,600	2,286
Hotel acquisition costs	238	1,726
Total operating expenses	76,047	43,716
Operating income (loss)	1,427	(1,051)
Interest income	6	473
Interest expense	(3,257)	(2,856)
Equity in (losses) earnings of joint venture	(3,596)	—
Income (loss) before income taxes	(5,420)	(3,434)
Income tax (expense) benefit	2,583	390
Net income (loss)	(2,837)	(3,044)
Net income (loss) attributable to non-controlling interests	(46)	—
Net income (loss) attributable to the Company	(2,791)	(3,044)
Distributions to preferred shareholders	(4,456)	(547)
Net income (loss) attributable to common shareholders	$(7,247)	$(3,591)
Net income (loss) per share attributable to common shareholders, basic and diluted	$(0.14)	$(0.09)
Weighted-average number of common shares, basic	51,009,904	39,827,551
Weighted-average number of common shares, diluted	51,009,904	39,827,551

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) Attributable to Common Shareholders to FFO, EBITDA, Adjusted FFO, and Adjusted EBITDA
(In thousands, except share and per-share data)
(Unaudited)

	Three months ended March 31,
	2012	2011
Net income (loss) attributable to common shareholders	$(7,247)	$(3,591)
Depreciation and amortization	9,651	4,767
Depreciation and amortization from joint venture	2,427	—
Non-controlling interests	(46)	—
FFO	$4,785	$1,176
Hotel acquisition costs	238	1,726
Ground lease amortization	54	55
Amortization of LTIP units	395	395
ADJUSTED AFFO	$5,472	$3,352

FFO per common share - basic	$0.09	$0.03
FFO per common share - diluted	$0.09	$0.03
Adjusted FFO per common share - basic	$0.11	$0.08
Adjusted FFO per common share - diluted	$0.11	$0.08

Weighted-average number of basic common shares and units	51,939,003	39,827,551
Weighted-average number of fully diluted common shares and units	51,994,380	39,862,746

	Three months ended March 31,
	2012	2011
Net income (loss) attributable to common shareholders	(7,247)	(3,591)
Interest expense	3,257	2,856
Interest expense from joint venture	3,313	—
Income tax expense (benefit)	(2,583)	(390)
Depreciation and amortization	9,689	4,797
Depreciation and amortization from joint venture	2,427
Non-controlling interests	(46)	—
Distributions to preferred shareholders	4,456	547
EBITDA	$13,266	$4,219
Hotel acquisition costs	238	1,726
Ground lease amortization	54	55
Amortization of LTIP units	395	395
ADJUSTED EBITDA	$13,953	$6,395

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules to supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP").

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations - Funds from operations (“FFO”) represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company’s presentation of FFO in accordance with the NAREIT white paper and EBITDA, or as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO and EBITDA calculations to net income in accordance with GAAP.

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Non-Cash Ground Rent: The Company excludes the non-cash amortization expense of the Company's ground lease asset.
- Acquisition Costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of LTIP Units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Represents the Company's 49% ownership interest in the Manhattan Collection)
(In thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2012	2011
REVENUES:
Hotel operating revenues:
Room	$13,520	$—
Food and beverage	1,574	—
Other operating	684	—
Total revenues	15,778	—

EXPENSES:
Total hotel expenses	13,639	—
Depreciation and amortization	2,427	—
Total operating expenses	16,066	—
Operating income (loss)	(288)	—
Interest income	35	—
Interest expense	(3,313)	—
Other expenses	(30)	—
Equity in earnings in joint venture	$(3,596)	$—

	Spread over 30-day LIBOR	Loan Amount
DEBT:
Mortgage and mezzanine	300 bps (a)	$280,566
Cash and cash equivalents		(2,307)
Net debt		278,259
Restricted cash		(14,966)
Net debt including restricted cash		$263,293

(a) Represents the estimated weighted average spread of the mortgage and the mezzanine debt outstanding.

Notes:

These hotel operating results represent the Company's period of ownership for the Company's Manhattan Collection. The Manhattan Collection consists of the following six hotels: Affinia Manhattan, Affinia 50, Affinia Dumont, Affinia Shelburne, Affinia Gardens and The Benjamin. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels.

The information above has not been audited and has been presented only for informational purposes.

Pebblebrook Hotel Trust
Pro Forma Hotel Statistical Data
(Unaudited)

	Three months ended March 31,
	2012	2011
Total Portfolio
Pro forma Occupancy	74.2%	70.0%
Increase/(Decrease)	6.0%
Pro forma ADR	$191.90	$187.55
Increase/(Decrease)	2.3%
Pro forma RevPAR	$142.3	$131.25
Increase/(Decrease)	8.4%

Notes:

This schedule of hotel results for the three months ended March 31, includes information from all of the hotels the Company owned as of March 31, 2012 . Results for the Manhattan Collection reflect Pebblebrook's 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Manhattan Collection Pro Forma Hotel Statistical Data
(Unaudited)

	Three months ended March 31,
	2012	2011
Total Portfolio
Pro forma Occupancy	86.9%	81.2%
Increase/(Decrease)	7.0%
Pro forma ADR	$201.42	$194.38
Increase/(Decrease)	3.6%
Pro forma RevPAR	$174.97	$157.86
Increase/(Decrease)	10.8%

Notes:

This schedule of hotel results for the three months ended March 31, includes information for the six hotels that make up the Manhattan Collection as of March 31, 2012. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Pro Forma Hotel Results
(In Thousands)
(Unaudited)

	Three months ended March 31,
	2012	2011

Pro Forma Hotel Revenues:
Rooms	$60,376	$54,681
Food and beverage	25,800	25,604
Other	7,076	6,845
Total hotel revenues	93,252	87,130

Pro Forma Hotel Expenses:
Rooms	18,883	17,425
Food and beverage	20,038	19,193
Other direct	4,133	3,923
General and administrative	9,249	9,265
Sales and marketing	7,439	7,063
Management fees	2,498	2,745
Property operations and maintenance	3,522	3,546
Energy and utilities	3,159	3,561
Property taxes	4,846	3,970
Other fixed expenses	2,338	3,151
Total hotel expenses	76,105	73,842

Pro Forma Hotel EBITDA	$17,147	$13,288

Pro Forma Hotel EBITDA Margin	18.4%	15.3%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2012. Results for the Manhattan Collection reflect Pebblebrook's 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Pro Forma Manhattan Collection Hotel Results
(In Thousands)
(Unaudited)

	Three months ended March 31,
	2012	2011
Pro Forma Hotel Revenues:
Rooms	$13,520	$11,417
Food and beverage	1,574	1,190
Other	684	675
Total hotel revenues	15,778	13,282

Pro Forma Hotel Expenses:
Rooms	5,390	4,652
Food and beverage	1,527	1,355
Other direct	109	112
General and administrative	1,824	1,688
Sales and marketing	1,145	1,070
Management fees	492	415
Property operations and maintenance	701	667
Energy and utilities	726	659
Property taxes	1,630	1,453
Other fixed expenses	95	259
Total hotel expenses	13,639	12,330

Pro Forma Hotel EBITDA	$2,139	$952

Pro Forma Hotel EBITDA Margin	13.6%	7.2%

Notes:

This schedule of hotel results for the three months ended March 31 reflects the Company's 49% pro rata interest and includes information for the six hotels that make up the Manhattan Collection as of March 31, 2012. These hotel results may reflect the operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Pro Forma 2012 Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Bethesda	X	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead	X	X	X	X
Hotel Monaco Washington, DC	X	X	X	X
Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Sheraton Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Westin Gaslamp Quarter San Diego	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X	X	X	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X	X
Hotel Milano

Notes:

A property marked with an "X" in a specific quarter denotes that the pro forma operating results of that property are included in the Pro Forma Hotel Statistical Data, Schedule of Pro Forma Hotel Results and the 2012 Outlook for the respective calendar quarter in 2012 and 2011.

The Company’s first quarter Pro forma RevPAR, RevPAR Growth, ADR, Occupancy, Hotel Revenues, Hotel Expenses, Hotel EBITDA and Hotel EBITDA Margin include all of the hotels the Company owned as of March 31, 2012. Results for the Manhattan Collection reflect Pebblebrook's 49% ownership interest. This schedule does not reflect the Hotel Milano. The Company expects to include historical operating results for the Hotel Milano after the Company has owned the hotel for one year. These operating statistics and financial results include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Pro forma RevPAR, RevPAR Growth, ADR, Occupancy, Hotel Revenues, Hotel Expenses, Hotel EBITDA and Hotel EBITDA Margin for the Company's 2012 Outlook include the hotels owned as of March 31, 2012. These operating statistics and financial results include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2012 Outlook only reflect the Company's 49% ownership interest in the hotels.